Exhibit 99.1
News Release

For more information contact:

Media Relations: Sophia Marshall Senior Vice President, Communications Fiserv, Inc. 678-641-0116 sophia.marshall@fiserv.com	Investor Relations: Julie Chariell Senior Vice President, Investor Relations Fiserv, Inc. 332-282-2685 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2025 Results
GAAP revenue growth of 1% in the quarter and 5% year to date;
GAAP EPS increased 49% in the quarter and 29% year to date;
Organic revenue growth of 1% in the quarter and 5% year to date;
Adjusted EPS decreased 11% in the quarter and increased 6% year to date;
Company now expects 2025 organic revenue growth of 3.5 to 4%
and adjusted EPS of $8.50 to $8.60
Launches One Fiserv action plan to prioritize and enhance client focus and build on Fiserv’s strengths
Announces in a separate release update to leadership team and board refreshment

MILWAUKEE, Wis., October 29, 2025 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the third quarter of 2025.
Third Quarter 2025 GAAP Results
GAAP revenue for the company increased 1% to $5.26 billion in the third quarter of 2025 compared to the prior year period, with 5% growth in the Merchant Solutions segment and 3% decline in the Financial Solutions segment. GAAP revenue for the company increased 5% to $15.91 billion in the first nine months of 2025 compared to the prior year period, with 7% growth in the Merchant Solutions segment and 3% growth in the Financial Solutions segment. GAAP earnings per share was $1.46 in the third quarter and $4.83 in the first nine months of 2025, an increase of 49% and 29%, respectively, compared to the third quarter and first nine months of 2024. The third quarter and first nine months of 2024 included a $570 million non-cash impairment charge related to one of the company’s equity method investments.
GAAP operating margin was 27.3% and 28.5% in the third quarter and first nine months of 2025 compared to 30.7% and 27.7% in the third quarter and first nine months of 2024. GAAP operating margin in the Merchant Solutions segment was 37.2% and 35.3% in the third quarter and first nine months of 2025 compared to 37.7% and 36.2% in the third quarter and first nine months of 2024. GAAP operating margin in the Financial Solutions segment was 42.5% and 46.3% in the third quarter and first nine months of 2025 compared to 47.4% and 45.8% in the third quarter and first

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nine months of 2024. Net cash provided by operating activities was $4.12 billion in the first nine months of 2025 compared to $4.41 billion in the prior year period.
“Along with today’s guidance reset, we have launched One Fiserv, an action plan focused on the pillars that have long distinguished the company, including great client service, value-added technology solutions and leading innovation,” said Mike Lyons, Chief Executive Officer of Fiserv. “Our current performance is not where we want it to be nor where our stakeholders expect it to be. As the world’s largest Fintech, Fiserv has the size, scale and suite of innovative products, networks and platforms, including Clover, to capitalize on the rapidly evolving finance and commerce landscape. With the actions being announced today, Fiserv will be better positioned to drive sustainable, high-quality growth and reach our full potential.”
Third Quarter 2025 Non-GAAP Results and Additional Information
•Adjusted revenue increased 1% to $4.92 billion in the third quarter and 5% to $14.90 billion in the first nine months of 2025 compared to the prior year periods.
•Organic revenue growth was 1% in the third quarter of 2025, with 5% growth in the Merchant Solutions segment and 3% decline in the Financial Solutions segment.
•Organic revenue growth was 5% in the first nine months of 2025, with 7% growth in the Merchant Solutions segment and 3% growth in the Financial Solutions segment.
•Adjusted earnings per share decreased 11% to $2.04 in the third quarter and increased 6% to $6.65 in the first nine months of 2025 compared to the prior year periods.
•Adjusted operating margin was 37.0% and 38.2% in the third quarter and first nine months of 2025, and 40.2% and 38.2% in the third quarter and first nine months of 2024, respectively.
•Adjusted operating margin was 37.2% and 37.7% in the Merchant Solutions segment and 42.5% and 47.4% in the Financial Solutions segment in the third quarter of 2025 and 2024, respectively.
•Adjusted operating margin was 35.3% and 36.2% in the Merchant Solutions segment and 46.3% and 45.8% in the Financial Solutions segment in the first nine months of 2025 and 2024, respectively.
•Free cash flow was $2.88 billion in the first nine months of 2025 compared to $3.34 billion in the prior year period.
•The company repurchased 7.2 million shares of common stock for $1.0 billion in the third quarter and 29.1 million shares of common stock for $5.4 billion in the first nine months of 2025.
•The company completed a public offering of $2.0 billion of 5-year and 10-year senior notes with a weighted average coupon rate of 4.90%.
•In August 2025, the company entered into a new revolving credit facility, increasing available borrowing capacity to $8.0 billion through August 2030.
•In September 2025, the company acquired CardFree, Inc., an all-in-one platform delivering integrated order, payment and loyalty solutions for merchants, as well as the Smith Consulting Group, LLC business, an operational consulting service utilized by community banks and credit unions. The company also entered into a definitive agreement to acquire StoneCastle

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Cash Management, which is expected to close by the first quarter of 2026, subject to regulatory approval and other customary closing conditions. StoneCastle enables its network of depository institutions to easily access stable, cost-efficient deposit funding.
•In October 2025, the company acquired a portion of The Toronto-Dominion Bank’s merchant processing business in Canada, which expands the footprint of the company’s Clover® platform. The company also signed a multi-year strategic managed services program agreement with TD Bank to utilize the company’s technology, including Clover, within the TD Bank Merchant Solutions business.
•In September 2025, Fiserv was named as the #1 global financial technology provider on the 2025 International Data Corporation (IDC) FinTech Top 100 Rankings for the third consecutive year.
One Fiserv Action Plan
The company today also will discuss its One Fiserv action plan, which prioritizes and enhances client focus across five strategic pillars that build on Fiserv’s strengths:
•Operating with a client-first mindset to win new enterprise clients and grow average revenue per client
•Building the pre-eminent small business operating platform through Clover
•Creating differentiated, innovative platforms in finance and commerce, including embedded finance and stablecoin
•Delivering operational excellence enabled by AI
•Employing disciplined capital allocation for the long-term
Outlook for 2025
Fiserv now expects organic revenue growth of 3.5 to 4% and adjusted earnings per share of $8.50 to $8.60 for 2025.
Leadership Team Updates and Board Refreshment
In a separately issued press release the company announced that Takis Georgakopoulos, Fiserv’s current Chief Operating Officer, Technology and Merchant Solutions, and Dhivya Suryadevara, most recently Chief Executive Officer of Optum Financial Services and Optum Insight at UnitedHealth Group, will serve as Co-Presidents, effective December 1, 2025.
The company also announced that Paul Todd has been appointed Chief Financial Officer, effective October 31, 2025. Mr. Todd, who previously served as CFO of Global Payments, succeeds Bob Hau, who will serve as a senior advisor through the first quarter of 2026 to support a smooth transition.
Additionally, Gordon Nixon, Céline Dufétel, and Gary Shedlin will join the Fiserv Board of Directors effective January 1, 2026. The press release is available on the Investor Relations section of the company’s website.

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Earnings Conference Call
The company will discuss its third quarter 2025 results in a live webcast at 7 a.m. CT on Wednesday, October 29, 2025. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, moves more than money. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and Clover®, the world’s smartest point-of-sale system and business management platform. Fiserv is a member of the S&P 500® Index, one of TIME Magazine’s Most Influential Companies™ and one of Fortune® World’s Most Admired Companies™. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity, and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 16 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets or investments; transformation program expenses; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.

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The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of

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proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s growth strategies; the company’s ability to successfully implement the One Fiserv action plan; the company’s ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Processing and services	$4,273	$4,237	$12,622	$12,377
Product	990	978	3,287	2,828
Total revenue	5,263	5,215	15,909	15,205

Expenses
Cost of processing and services	1,486	1,346	4,287	4,043
Cost of product	679	661	2,057	1,951
Selling, general and administrative	1,762	1,606	5,155	5,000
Net gain on sales and distribution of other assets	(100)	—	(117)	—
Total expenses	3,827	3,613	11,382	10,994

Operating income	1,436	1,602	4,527	4,211
Interest expense, net	(422)	(326)	(1,118)	(872)
Other expense, net	(50)	(5)	(107)	(17)

Income before income taxes and income (loss) from investments in unconsolidated affiliates	964	1,271	3,302	3,322
Income tax provision	(173)	(74)	(609)	(448)
Income (loss) from investments in unconsolidated affiliates	8	(626)	(16)	(642)

Net income	799	571	2,677	2,232
Less: net income attributable to noncontrolling interests	7	7	8	39

Net income attributable to Fiserv	$792	$564	$2,669	$2,193

GAAP earnings per share attributable to Fiserv — diluted	$1.46	$0.98	$4.83	$3.74

Diluted shares used in computing earnings per share attributable to Fiserv	541.8	576.9	553.0	585.7

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

GAAP net income attributable to Fiserv	$792	$564	$2,669	$2,193
Adjustments:
Merger and integration costs [1]	24	—	47	59
Severance costs	27	14	56	77
Amortization of acquisition-related intangible assets [2]	322	346	994	1,085
Non wholly-owned entity activities [3]	3	24	32	78
Impairment of equity method investments [4]	—	610	—	610
Transformation program expenses [5]	13	—	13	—
Tax impact of adjustments [6]	(76)	(233)	(223)	(416)
Incremental executive compensation [7]	—	—	52	—
Argentine Peso devaluation [8]	—	—	39	—
Adjusted net income	$1,105	$1,325	$3,679	$3,686

GAAP earnings per share attributable to Fiserv - diluted	$1.46	$0.98	$4.83	$3.74

Adjustments - net of income taxes:
Merger and integration costs [1]	0.03	—	0.07	0.08
Severance costs	0.04	0.02	0.08	0.10
Amortization of acquisition-related intangible assets [2]	0.48	0.48	1.45	1.48
Non wholly-owned entity activities [3]	0.01	0.03	0.05	0.11
Impairment of equity method investments [4]	—	0.79	—	0.78
Transformation program expenses [5]	0.02	—	0.02	—
Incremental executive compensation [7]	—	—	0.09	—
Argentine Peso devaluation [8]	—	—	0.07	—
Adjusted earnings per share	$2.04	$2.30	$6.65	$6.29

GAAP earnings per share attributable to Fiserv growth	49%		29%
Adjusted earnings per share growth	(11)%		6%

See pages 4-5 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities include $7 million and $12 million of third-party professional service fees, as well as $14 million and $25 million related to legal and other settlements in the third quarter and first nine months of 2025, respectively. Merger and integration costs associated with integration activities in the first nine months of 2024 primarily include $13 million of third-party professional service fees and $22 million of share-based compensation.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 15 for an analysis of the company’s amortization expense.

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3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4Represents a non-cash impairment of certain equity method investments during the third quarter of 2024, primarily related to the company’s Wells Fargo Merchant Services joint venture, recorded within loss from investments in unconsolidated affiliates in the consolidated statement of income.
5Represents third-party consulting and professional service fees associated with a multi-year transformation initiative focused on operational excellence enabled by artificial intelligence.
6The tax impact of adjustments is calculated using a tax rate of 19.5% and 20% in the first nine months of 2025 and 2024, respectively, which approximates the company’s anticipated annual effective tax rates, exclusive of actual tax impacts of a $156 million benefit associated with the impairment of certain equity method investments during the first nine months of 2024.
7Represents incremental compensation expense associated with the transition of the company’s Chief Executive Officer (“CEO”), comprised of $40 million of former CEO non-cash share-based compensation and related employer payroll taxes, and a $12 million cash replacement award paid to the company’s newly appointed CEO.
8The Argentine government announced economic policy changes, including the removal of certain currency controls, resulting in a significant devaluation of the Argentine Peso on April 14, 2025. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024
Total Company
Revenue	$5,263	$5,215	$15,909	$15,205
Adjustments:
Postage reimbursements	(344)	(331)	(1,005)	(984)
Adjusted revenue	$4,919	$4,884	$14,904	$14,221

Operating income	$1,436	$1,602	$4,527	$4,211
Adjustments:
Merger and integration costs	24	—	47	59
Severance costs	27	14	56	77
Amortization of acquisition-related intangible assets	322	346	994	1,085
Transformation program expenses	13	—	13	—
Incremental executive compensation	—	—	52	—
Adjusted operating income	$1,822	$1,962	$5,689	$5,432

Operating margin	27.3%	30.7%	28.5%	27.7%
Adjusted operating margin	37.0%	40.2%	38.2%	38.2%

Merchant Solutions (“Merchant”) [1]
Revenue	$2,586	$2,469	$7,602	$7,132

Operating income	$962	$931	$2,686	$2,582

Operating margin	37.2%	37.7%	35.3%	36.2%

Financial Solutions (“Financial”) [1]
Revenue	$2,333	$2,412	$7,302	$7,076

Operating income	$991	$1,143	$3,383	$3,244

Operating margin	42.5%	47.4%	46.3%	45.8%

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024
Corporate and Other
Revenue	$344	$334	$1,005	$997
Adjustments:
Postage reimbursements	(344)	(331)	(1,005)	(984)
Adjusted revenue	$—	$3	$—	$13

Operating loss	$(517)	$(472)	$(1,542)	$(1,615)
Adjustments:
Merger and integration costs	24	—	47	59
Severance costs	27	14	56	77
Amortization of acquisition-related intangible assets	322	346	994	1,085
Transformation program expenses	13	—	13	—
Incremental executive compensation	—	—	52	—
Adjusted operating loss	$(131)	$(112)	$(380)	$(394)

See pages 4-5 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.
1For all periods presented in the Merchant and Financial segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$2,677	$2,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,365	1,248
Amortization of acquisition-related intangible assets	993	1,089
Amortization of financing costs and debt discounts	34	33
Share-based compensation	302	273
Deferred income taxes	(589)	(539)
Net gain on sales and distribution of other assets	(117)	—
Loss from investments in unconsolidated affiliates	16	642
Distributions from unconsolidated affiliates	34	29
Non-cash foreign currency exchange losses	118	112
Other operating activities	(5)	(19)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(111)	(136)
Prepaid expenses and other assets	(561)	(503)
Contract costs	(179)	(189)
Accounts payable and other liabilities	117	134
Contract liabilities	24	4
Net cash provided by operating activities	4,118	4,410

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(1,321)	(1,170)
Payments for acquisition of businesses, net of cash acquired	(369)	—
Merchant cash advances, net	(614)	(645)
Distributions from unconsolidated affiliates	17	59
Purchases of investments	(78)	(37)
Proceeds from sale of investments	486	53
Other investing activities	(18)	—
Net cash used in investing activities	(1,897)	(1,740)

Cash flows from financing activities
Debt proceeds	5,753	6,141
Debt repayments	(3,352)	(4,665)
Net borrowings from commercial paper and short-term borrowings	1,169	345
Payments of debt financing costs	(20)	(28)
Proceeds from issuance of treasury stock	53	79
Purchases of treasury stock, including employee shares withheld for tax obligations	(5,695)	(4,491)
Settlement activity, net	(74)	487
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(2)	(48)
Payments to acquire noncontrolling interests of consolidated subsidiaries	(436)	—
Payments of acquisition-related contingent consideration	—	(3)
Settlement of derivative contracts	65	—
Other financing activities	4	(2)
Net cash used in financing activities	(2,535)	(2,185)
Effect of exchange rate changes on cash and cash equivalents	86	25
Net change in cash and cash equivalents	(228)	510
Cash and cash equivalents, beginning balance	2,993	2,963
Cash and cash equivalents, ending balance	$2,765	$3,473

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$1,068	$1,236
Trade accounts receivable – net	3,957	3,725
Prepaid expenses and other current assets	3,597	3,087
Settlement assets	15,535	15,429
Total current assets	24,157	23,477

Property and equipment – net	2,968	2,374
Customer relationships – net	5,270	5,868
Other intangible assets – net	4,892	4,072
Goodwill	37,449	36,584
Contract costs – net	997	996
Investments in unconsolidated affiliates	1,084	1,506
Other long-term assets	2,553	2,299
Total assets	$79,370	$77,176

Liabilities and Equity
Accounts payable and other current liabilities	$4,644	$4,799
Short-term and current maturities of long-term debt	1,323	1,110
Contract liabilities	873	819
Settlement obligations	15,535	15,429
Total current liabilities	22,375	22,157

Long-term debt	28,876	23,730
Deferred income taxes	1,825	2,477
Long-term contract liabilities	257	263
Other long-term liabilities	893	863
Total liabilities	54,226	49,490

Fiserv shareholders’ equity	25,121	27,068
Noncontrolling interests	23	618
Total equity	25,144	27,686
Total liabilities and equity	$79,370	$77,176

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Growth	2025	2024	Growth

Total Company
Adjusted revenue	$4,919	$4,884		$14,904	$14,221
Currency impact [2]	62	—		186	—
Acquisition adjustments	(56)	—		(132)	—
Divestiture adjustments	—	(3)		—	(13)
Organic revenue	$4,925	$4,881	1%	$14,958	$14,208	5%

Merchant
Adjusted revenue	$2,586	$2,469		$7,602	$7,132
Currency impact [2]	60	—		178	—
Acquisition adjustments	(52)	—		(115)	—
Organic revenue	$2,594	$2,469	5%	$7,665	$7,132	7%

Financial
Adjusted revenue	$2,333	$2,412		$7,302	$7,076
Currency impact [2]	2	—		8	—
Acquisition adjustments	(4)	—		(17)	—
Organic revenue	$2,331	$2,412	(3)%	$7,293	$7,076	3%

Corporate and Other
Adjusted revenue	$—	$3		$—	$13
Divestiture adjustments	—	(3)		—	(13)
Organic revenue	$—	$—		$—	$—

See pages 4-5 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 10-11) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Nine Months Ended September 30,
	2025	2024

Net cash provided by operating activities	$4,118	$4,410
Capital expenditures	(1,321)	(1,170)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(2)	(48)
Distributions from unconsolidated affiliates included in cash flows from investing activities	17	59
Severance, merger and integration payments	119	116
Transformation program payments	1	—
Tax payments on adjustments	(23)	(23)
Other	(30)	—
Free cash flow	$2,879	$3,344

Total Amortization [1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Acquisition-related intangible assets	$320	$345	$993	$1,089
Capitalized software and other intangibles	192	164	556	464
Purchased software	49	57	152	175
Financing costs and debt discounts	12	11	34	33
Sales commissions	29	29	87	84
Deferred conversion costs	28	33	84	82
Total amortization	$630	$639	$1,906	$1,927

See pages 4-5 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2025, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company’s organic revenue growth outlook for 2025 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth
2025 Revenue	3.5 - 4%
Postage reimbursements	—%
2025 Adjusted revenue	3.5 - 4%

Currency impact	1%
Acquisition adjustments	(1)%
Divestiture adjustments	—%
2025 Organic revenue	3.5 - 4%

Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2025 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; transformation program expenses; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2025 with respect to acquired intangible assets will decrease approximately 5% compared to the amount incurred in 2024.
Other adjustments to the company’s financial measures that were incurred in 2024 and for the three and nine months ended September 30, 2025 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout the remainder of 2025 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.
FI-G
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